                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Trident Rowan Group, Inc.:

    As independent public accountants, we hereby consent to the use of our report included in or made a part of this registration statement.

                                          Arthur Andersen LLP


June 3, 1997
Roseland, New Jersey